Exhibit 99.1

FOR RELEASE Friday, MAY 9, 2014

Investor Contact:	Press Contact:

Steve Kunszabo Iridium Communications Inc. +1 (703) 287-7570 steve.kunszabo@iridium.com	Diane Hockenberry Iridium Communications Inc. +1 (703) 287-7421 diane.hockenberry@iridium.com

IRIDIUM ANNOUNCES PRICING OF COMMON STOCK AND

SERIES B PREFERRED STOCK

MCLEAN, Va. - May 9, 2014 - Iridium Communications Inc. (Nasdaq: IRDM) (“Iridium”) today announced the pricing of its offering of 7,377,050 shares of its common stock at a price to the public of $6.10 per share and 500,000 shares of its new 6.75% series B cumulative perpetual convertible preferred stock at a price to the public of $250 per share. The gross proceeds to Iridium from the offerings are expected to be approximately $170 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by Iridium. Both offerings are expected to close on or about May 14, 2014. In connection with the common stock offering, Iridium also granted to the underwriters a 30-day option to purchase up to 1,106,558 additional shares of common stock at the public offering price to cover over-allotments, if any.

Raymond James, Deutsche Bank Securities and William Blair are acting as joint book-running managers for the common stock offering. Deutsche Bank Securities and Raymond James are acting as joint book-running managers for the preferred stock offering and Canaccord Genuity and Société Générale are acting as co-managers.

The offerings are being made only by means of a base prospectus and separate prospectus supplements for each offering, all of which are part of Iridium’s effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). Copies of either or both prospectus supplements and the accompanying base prospectus for either or both offerings, may be obtained at the SEC’s website at http://www.sec.gov or from Raymond James & Associates, Inc., by telephone at 1-800-248-8863 or by email at prospectus@raymondjames.com or Deutsche Bank Securities Inc., by telephone at 1-800-503-4611 or by email at prospectus.CPDG@db.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be a sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iridium Communications Inc.

Iridium® is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has a major development program underway for its next-generation network – Iridium NEXT. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and its common stock trades on the NASDAQ Global Select Market under the ticker symbol IRDM. For more information about Iridium products, services and partner solutions, visit www.iridium.com.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Iridium’s expectations regarding the closing of Iridium’s public offerings. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Iridium’s business and finances in general. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 1, 2014, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.

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